Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of WPP Group plc on Form S-8 of our report dated 16 May, 2003, appearing in the Annual Report on Form 20-F of WPP Group plc for the year ended 31 December, 2002.

/s/  DELOITTE & TOUCHE LLP
London
21 August, 2003


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